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                                                             EXHIBIT 21




                  CONSOLIDATED FREIGHTWAYS CORPORATION
                      SUBSIDIARIES OF THE COMPANY
                           December 31, 2001

 The subsidiaries of the Company were:

                                                         State or
                                             Percent of  Province or
                                             Stock Owned Country of
Subsidiaries                                 by Company  Incorporation

Consolidated Freightways
   Corporation of Delaware                      100      Delaware
   Canadian Freightways, Limited                100      Alberta, Canada
   Milne & Craighead, Inc.                      100      Alberta, Canada
   Canadian Freightways Eastern Limited         100      Ontario, Canada
   United Terminals Ltd.                        100      B.C., Canada
   Blackfoot Logistics Ltd.                     100      B.C., Canada
   Transport CFQI, Inc., d.b.a.
     Epic Express and Universal Contract
       Logistics                                100      Quebec, Canada
   Click Express Inc.                           100      Alberta, Canada
   Interport Sufferance Warehouses              100      Ontario, Canada
   Panorama Mainland Ltd.                       100      Alberta, Canada
   724567 Alberta Ltd.                          100      Alberta, Canada
   724569 Alberta Ltd. d.b.a. Evergreen
     Logistics                                  100      Alberta, Canada
   CF Funding LLC                               100      Delaware
   Consolidadora De Fletes Mexico S.A. de C.V.   99      Mexico, D.F.
   Transportes CF Dominican Republic             34      Dominican Republic
   Transportes CF Guatemala S.A.                 99.9    Guatemala
   Transportes CF Costa Rica S.A.               100      Costa Rica
Leland James Service Corporation                100      Delaware
Redwood Systems, Inc.                           100      Delaware
   Redwood Systems Logistics de Mexico          100      Mexico - Jalisco
   Redwood Systems Services de Mexico           100      Mexico - Jalisco
CF AirFreight Corporation                       100      Delaware
CF Risk Management                              100      Bermuda
Grupo Consolidated Freightways S.A. de C.V.     100      Mexico, D.F.
   CF Alfri-Loder, S. de R.L. de C.V.            50      Mexico - Nuevo Leon
   Transportes CF Alfri-Loder de R.L. De C.V.    49      Mexico - Nuevo Leon
CF MovesU.com Incorporated                      100      Delaware